Exhibit 99.1

FOR RELEASE

TOMI ENVIRONMENTAL SOLUTIONS, INC. ENTERS INTO EXCLUSIVE CO-
MARKETING AND SUPPLY AGREEMENT WITH ARKEMA INC. TO DEVELOP
THE MARKET FOR FOGGING TECHNOLOGY IN FOOD SAFETY

BEVERLY HILLS, CA, JANUARY 28, 2019 (BUSINESS WIRE)-TOMI Environmental Solutions, Inc.® (”TOMI”) (OTCQX:TOMZ), a global company that specializes in disinfection and decontamination essentials using its premier Binary Ionization Technology® (BIT™) platform through the manufacturing, licensing, servicing, and selling of its SteraMist™ brand of products, a hydrogen peroxide-based mist and fog, has entered into an exclusive global co-marketing and supply agreement with Arkema Inc.. Arkema Inc. is a global leader in the hydrogen peroxide industry. The agreement provides that the parties will develop the market for TOMI’s Fogging Technology using the TOMI SteraMist Technology for food safety applications. Arkema Inc. will manufacture and supply the food grade hydrogen peroxide for use in an EPA-registered solution. Together, the companies will address the need in the industry for a non-bleach, quick and effective food safety process and bring it to Arkema’s global food clients who currently use its hydrogen peroxide for organic-certified products.

Dr. Halden Shane, TOMI’s CEO, shared, ”TOMI is excited to partner with Arkema to deliver an organic certified food processing product that can be used globally to address food safety. In addition, the partnership will allow TOMI to continue to bring its technology to new global markets. The expertise of Arkema to produce a food grade hydrogen peroxide solution will enable TOMI to address the food markets’ ever growing need for a quick efficient broad disinfection which does not injure seeds, sprouts or the mature plants. Arkema’s hydrogen peroxide clients that are looking for a new, quicker, less caustic food sanitation method will benefit from the technology TOMI possesses, ultimately completing a faster, less caustic and more efficient sanitation and disinfection method for food, food packaging and food processing equipment.”

Linda Myrick, general manager, Oxygenes & Derivatives at Arkema Inc., commented, ”Arkema is excited to partner with TOMI to bring an emerging technology to the global food safety industry. We are proud to be involved in the development of TOMI SteraMist Technology, which improves the speed and effectiveness of sanitization and disinfection solutions. TOMI is an ideal partner and we look forward to a long, prosperous relationship.”

About TOMI Environmental Solutions, Inc.

TOMI™ Environmental Solutions, Inc. (OTCQX:TOMZ) is a global decontamination and infection prevention company, providing environmental solutions for indoor surface disinfection through manufacturing, sales and licensing of its premier Binary Ionization Technology® (BIT™) platform. Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense, BIT™ uses a low percentage Hydrogen Peroxide as its only active ingredient to produce a hydroxyl radical (.OH ion), known as ionized Hydrogen Peroxide, iHP™. Represented by the SteraMist™ brand of products, iHP™ produces a germ-killing aerosol that works like a visual non-caustic gas.

TOMI products are designed to service a broad spectrum of commercial structures, including, but not limited to, hospitals and medical facilities, cruise ships, office buildings, hospitality industry, schools, restaurants, food processing facilities, military barracks, police/fire departments, and athletic facilities. TOMI products and services have also been used in single-family homes and multi-unit residences. TOMI brand name SteraMist has been and currently is performing research and has successfully completed research on food safety with the guidance of the USDA.

TOMI develops training programs and application protocols for its clients and is a member in good standing of The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, The American Chemical Society, Institute of Electrical and Electronics Engineers, American Seed Trade Association and The Restoration Industry Association.

For additional information, please visit http://www.tomimist.com/ or info@tomimist.com.

About Arkema

Arkema Inc. is a U.S.-based subsidiary in the Arkema Group of companies. The French-based parent company, Arkema, is a designer of materials and innovative solutions that accelerate customer performance. Its business portfolio spans High Performance Materials, Industrial Specialties and Coating Solutions, with globally recognized brands. The company focuses on bio-based products, new energies, water management, electronic solutions, lightweight materials and design, home efficiency and insulation. Annual sales in 2017 were €8.3 billion ($9.4 billion). Arkema employs 20,000 people worldwide and operate in 55 countries.

For additional information, please visit http://www.Arkema.com/ or contact Arkema Inc. at info@arkema.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain written and oral statements made by us may constitute ”forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the ”Reform Act”). Forward-looking statements are identified by such words and phrases as ”we expect,” ”expected to,” ”estimates,” ”estimated,” ”current outlook,” ”we look forward to,” ”would equate to,” ”projects,” ”projections,” ”projected to be,” ”anticipates,” ”anticipated,” ”we believe,” ”could be,” and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. They are forward-looking, and they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release.

MEDIA RELATIONS CONTACT:

Harold Paul
hpaul@tomimist.com